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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF CEPHALON, INC.


Domestic Subsidiaries:


                                                         Place of
                                Name                  Incorporation
                                ----                  -------------

Anesta Corp........................................      Delaware
Cephalon Development Corporation...................      Delaware
Cephalon International Holdings, Inc...............      Delaware
Cephalon Investments, Inc..........................      Delaware
Cephalon Technologies Partners, Inc................      Delaware
Cephalon Technology, Inc...........................      Delaware
Cephalon Ventures, Inc.............................      Delaware



Foreign Subsidiaries:

                                                         Place of
                                Name                  Incorporation
                                ----                  -------------

Anesta GmbH........................................    Switzerland
Anesta U.K. Limited................................      England
Cephalon GmbH......................................      Germany
Cephalon (U.K.) Limited............................      England